EX 99-4

HALCYON JETS HOLDINGS, INC AND SUBSIDIARY
PRO FORMA UNAUDITED FINANCIAL STATMENTS

The following unaudited pro forma consolidated financial statements give effect to the reverse acquisition of Halcyon Jets, Inc. (“Halcyon”) by Halcyon Jets Holdings, Inc. (formerly Greenleaf Forest Products, Inc.) (“Holdings”) and are based on the estimates and assumptions set forth herein and in the notes to such pro forma statements.

On August 17, 2007, Halcyon entered into an Agreement and Plan of Merger and Reorganization with Holdings and Halcyon Jets Acquisition Corp. (“the Acquisition Subsidiary”) and upon the closing of the merger transaction, Halcyon became a wholly-owned subsidiary of Holdings.

In accordance with the merger agreement the Acquisition Subsidiary merged with and into Halcyon, with Halcyon remaining as the surviving entity after the merger, and the stockholders of Halcyon received an aggregate of 12,045,000 shares of common stock of Holdings in exchange for their shares of common stock of Halcyon.

Simultaneously with the closing of the merger, Holdings completed a private placement of 49.9 units of securities of Holdings, at the purchase price of $100,000 per unit (the “PPO Price”), each unit consisting of 100,000 shares of Holdings’ common stock and a three year warrant to purchase 50,000 shares of Holdings’ commons stock for an exercise price of $1.00 per share. As part of the private placement, the below described holders of the $1.5 million of outstanding indebtedness of Halcyon converted the indebtedness to them into 15 units in the private placement.

Contemporaneously with the closing of the Merger, Holdings transferred all of its operating assets and liabilities to its wholly-owned subsidiary (“SplitCo”) and divested itself of SplitCo through the transfer of all of the outstanding capital stock of SplitCo to a major stockholder of Holdings in exchange for cancellation of 39,795,454 shares of Holdings’ common stock held by such stockholder (the “Split-Off”) which left 8,500,000 shares of Holdings’ common stock held by existing stockholders of Holdings.

Prior to the Merger, in May 2007, Halcyon borrowed $1.5 million, without interest, through the issuance of Bridge Notes. The lenders agreed that the outstanding indebtedness under the Bridge Notes would be converted into common stock on the same terms as provided in the private placement mentioned in the paragraph above. In addition in consideration for the loan, Halcyon also issued 750,000 shares of common stock to the lenders. In August 2007, Halcyon borrowed an additional $490,000 which was repaid out of the proceeds of the private placement with interest at 6%.

The Merger is being accounted for as a reverse acquisition and a recapitalization. Halcyon is the acquirer for accounting purposes.

The following unaudited pro forma financial information for the six months ended July 31, 2007 gives effect to the above as if the transactions had occurred at the beginning of the period. The unaudited pro forma consolidated balance sheet at July 31, 2007 assumes the effects of the above as if these transactions had occurred as of July 31, 2007.

The unaudited pro forma consolidated financial statements were derived from, and should be read in conjunction with Holdings’ financial statements for the year ended June 30, 2007 (included in Holdings’ Annual Report on Form 10-KSB filed on August 3, 2007) and the historical financial statements of Halcyon for the period February 1, 2007 (inception) through July 31, 2007 included in this Report.

The unaudited pro forma consolidated financial statements and notes thereto contain forward-looking statements that involve risks and uncertainties. Therefore, our actual results may vary materially from those discussed herein. The unaudited pro forma consolidated financial statements do not purport to be indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative of our future results.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
July 31, 2007

	Historical		Adjustments
	Holdings	Halcyon	(a)	(b)	(c)	(d)	Consolidated

Assets

Current Assets
Cash	$38,604	$153,942	$490,000		$2,642,250	$(38,604)	$3,286,192
Receivable	25,600	396,616				(25,600)	396,616
Inventories	18,759	-				(18,759)	0
Prepaid expenses	-	389,929	-		(85,000)	-	304,929
Total Current Assets	82,963	940,487	490,000		2,557,250	(82,963)	3,987,737

Property and equipment - net		389,571					389,571
Security deposits	-	228,198	-		-	-	228,198
Total Assets	$82,963	$1,558,256	$490,000		$2,557,250	$(82,963)	$4,605,506

Liabilities and Stockholders' Equity (Deficiency)

Due to related parties	$78,748					$(78,748)	$-
Accounts payable and accrued expenses	36,600	$471,283				(36,600)	$471,283
Accrued excise taxes		111,995					111,995
Deferred revenues	-	39,080					39,080

Total Current Liabilities	115,348	622,358	-		-	(115,348)	622,358
Notes payable, net	-	1406250	490,000		$(1,896,250)	-	-
Liabilities to be settled with the issuance of equity securities		12,000					12,000
Stockholders' equity/(deficiency)
Common stock	10,000	12,045		$38,295	4,990	(39,795)	25,535
Additional Paid-in Capital		857,928			4,543,010	(8,500)	5,392,438
Accumulated deficit	(42,385)	(1,352,325)		(38,295)	(94,500)	80,680	(1,446,825)
Stockholders' Equity/(Deficiency)	(32,385)	(482,352)		-	4,453,500	32,385	3,971,148
Total Liabiliites and Stockholders' Equity (Deficiency)	$82,963	$1,558,256	$490,000	$-	$2,557,250	$(82,963)	$4,605,506

UNAUDITED PRO FORMA CONSOLIDTED STATEMENT OF OPERATIONS
Six Months Ended July 31, 2007

	Historical		Adjustments
	Holdings	Halcyon	(a)	(b)	(c)	(d)	Consolidated

Revenues	$263,089	$1,812,655				$(263,089)	$1,812,655
Operating costs and expenses
Cost of revenues	258,409	1,613,786				(258,409)	1,613,786
Compensation and benefits		752,885					752,885
Other operating costs	22,904	487,820				(22,904)	487,820
Depreciation and amortization	-	31,081				-	31,081

Total operating costs and expenses	281,313	2,885,572				(281,313)	2,885,572
Operating loss	(18,224)	(1,072,917)				18,224	(1,072,917)
Interest income		1,842					1,842
Amortization of loan discount	-	(281,250)			281,250	-	-
Net loss	$(18,224)	$(1,352,325)			$281,250	$18,224	$(1,071,075)

Basic and diluted net loss per share	$-						$(0.03)

Weighted average share outstanding	10,000,000						31,405,000

Notes to Unaudited Pro Forma Consolidated Financial Statements

Note 1. Accounting Treatment Applied as a Result of this Merger and Related Transactions

The Merger transaction is being accounted for as a reverse acquisition and recapitalization. Halcyon is the acquirer for accounting purposes. Holdings is the issuer. Accordingly, Halcyon’s historical financial statements for periods prior to the acquisition become those of the acquirer retroactively restated for the equivalent number of shares received in the Merger. The accumulated deficit of Halcyon is carried forward after the acquisition. Operations prior to the Merger are those of Halycon. Earnings per share for the period prior to the Merger are restated to reflect the equivalent number of shares outstanding.

Note 2. Adjustments

(a)	To record Halcyon’s borrowings of $490,000, with 6% interest.

(b)
To reflect the recapitalization impact on stockholders’ equity resulting from the reincorporation of Holdings in
Delaware in which the then shareholders were issued 4.8295454 shares of Holdings for each share outstanding.

(c)
To record the sale of 49.9 units, consisting of 100,000 shares of Holdings’ common stock and a warrant to purchase 50,000 shares of Holding’s common stock for $1.00 per share for $4,990,000, net of expenses of
$102,500; write-off of prepaid expenses related to the transaction of $85,000; and the conversion of a portion of borrowings ($1.5 million) into 15 units including a write-off of the unamortized discount ($93,750) and the repayment of the balance of the borrowings with 6% interest ($490,750).

(d)
To reflect the Split-Off Agreement whereby Holdings premerger operating net assets were transferred to its significant stockholder in exchange for the cancellation of 39,795,454 shares of Holdings held by the stockholder.